Exhibit 99.1

OptimizeRx Launches Automated Financial Messaging within iSalus Healthcare’s EHR, Providing Prescriptions Cost Savings

INDIANAPOLIS, IN and ROCHESTER, MI, (September 26, 2017) OptimizeRx® Corporation (OTCQB: OPRX), the nation’s leading provider of digital health messaging via electronic health records (EHRs), has partnered with iSalus Healthcare, an industry-leading EHR, practice management, medical billing services and telehealth company.

iSalus Healthcare’s mission is to partner with healthcare professionals and provide an affordable yet innovative electronic health record and practice management solutions that will increase their efficiency, so they can spend more time focusing on patient care while continuing to grow their practice and maximize profitability.

OptimizeRx services will operate seamlessly within iSalus’ EHR, and alert health care providers (HCPs) to potential prescription savings and support information for their patients.

“OptimizeRx integration within our EHR ePrescribe platform will offer our providers seamless integration of financial messages for their patients with no workflow interruption,” said Blake Head, VP of Product Development for iSalus. “That goes to the heart of our mission to provide improved workflow ease and convenience to improve patient care. Partnering with OptimizeRx also offers an incredibly valuable service to the patients our providers serve in making medications more affordable.”

OptimizeRx’s growing eRx network of more than 370 EHRs reaches over 500,000 HCPs in the U.S., making it the healthcare industry’s largest point-of-prescribe promotional network.

“We welcome iSalus, a leader in the EHR healthcare industry, to our growing EHR network,” said OptimizeRx CEO, William Febbo. “We believe our service is an excellent fit with the iSalus mission statement of increasing provider’s efficiency through technology to enhance patient care. iSalus HCPs can now dramatically enhance their workflow experience with OptimizeRx’s suite of services which allow for access to patient financial assistance, education and assistance with prior authorization.”

About iSalus Healthcare

iSalus Healthcare helps providers stay in front of a fluid healthcare environment by being a proactive partner in both practice management and the provision of quality care. Our technology goes much further than simply assisting with everyday tasks. It is a true all-in-one-solution that enables clinicians to manage, monitor and improve their patients from start to finish and beyond. iSalus offers everything from simple scheduling software and billing services, to an award-winning EHR, comprehensive patient portal, integrated telehealth module and a Chronic Care Management team that acts as an extension of your practice. Our mission is to make a difference in the health of your patients, the health of our nation and the way healthcare is provided around the world.

About OptimizeRx
OptimizeRx® (OTCQB: OPRX) is the nation’s leading provider of digital health messaging via electronic health records (EHRs). The company’s cloud-based solution supports patient adherence to medications by providing convenient access to financial assistance, prior authorization, education, and critical clinical information. The solution is integrated within more than 370 independent EHR platforms, providing more than half a million healthcare providers access to these benefits within their e-prescribing workflow and at the point of care. The largest of its kind, the OptimizeRx EHR network helps improve patient care and outcomes by providing a direct channel for pharma companies to communicate with healthcare providers. For more information, follow the company on Twitter, LinkedIn or visit www.optimizerx.com.

Important Cautions Regarding Forward Looking Statements
This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended and such section 21E of the Securities Act of 1934, amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

iSalus Contact:
Renae Rossow
iSalus Healthcare
Tel (513) 600-3124
renaerossow@isalushealthcare.com

Investor Relations Contact for OptimizeRx:
Ron Both or Grant Stude

CMA
Tel (949) 432-7557
oprx@cma.team